FREE WRITING PROSPECTUS DATED July [  ], 2006
PART I of II

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                                                          $402,118,000 (APPROXIMATE)

                                                        GMAC RFC    [GRAPHIC OMITTED]

                                                      HOME EQUITY LOAN-BACKED TERM NOTES,
                                                           SERIES 2006-HSA4

                                             RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.
                                                    DEPOSITOR (SEC FILE NO. 333-131196)
                                                                 Depositor

                                                      RESIDENTIAL FUNDING CORPORATION
                                                        Seller and Master Servicer

                                                               JULY 20, 2006

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                             CITIGROUP [OBJECT OMITTED] [GRAPHIC OMITTED]  GMAC RFC Securities  [GRAPHIC OMITTED]

                                                         Co-Lead Underwriters

DISCLAIMER

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION
(THE SEC) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES.  BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN
THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR
MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING.  YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING
EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN
THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-877-858-5407.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Term Notes, supersedes any information contained in any prior similar materials relating to the Term Notes.
The information in this free writing prospectus is preliminary, and is subject to completion or change. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Term Notes referred to in this free writing prospectus and to solicit an offer to purchase the Term Notes, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Term Notes, until we have accepted your offer to purchase Term Notes.  The Term Notes referred to in these materials are being sold when, as and if issued. The issuer is not obligated to issue such Term Notes or any similar security and the underwriter's obligation to deliver such Term Notes is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such Term Notes when, as and if issued by the issuer. You are advised that the terms of the Term Notes, and the characteristics of the home equity loan pool backing them, may change (due, among other things, to the possibility that home equity loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different home equity loans may be added to the pool, and that one or more classes of Term Notes may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that Term Notes may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such Term Notes to you is conditioned on the home equity loans and Term Notes having the characteristics described in these materials. If for any reason the issuer does not deliver such Term Notes, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Term Notes which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

This communication does not contain all the information that is required to be included in the base prospectus and the prospectus supplement.

This information in this communication is preliminary and is subject to completion or change.

                                               RFMSII HOME EQUITY LOAN-BACKED TERM NOTES,
                                                            SERIES 2006-HSA4

                                                       $402,118,000 (APPROXIMATE)

                                             CHARACTERISTICS OF THE CERTIFICATES (A)(B)(C)

---------------- ---------------- ------------------- ----------------- ----------------- ------------ ------------------ -------------------- --------------------
                                                                                            EXPECTED        PRINCIPAL
                                        RATINGS                          INTEREST ACCRUAL   WAL (YRS)    LOCKOUT/WINDOW         EXPECTED         FINAL SCHEDULED
     CLASS         AMOUNT ($)        (S&P/MOODY'S)        BOND TYPE           BASIS        CALL / MAT      CALL / MAT       MATURITY TO CALL      MATURITY DATE
---------------- ---------------- ------------------- ----------------- ----------------- ------------ ------------------ -------------------- --------------------
       A                              AAA / Aaa         Pass Through      Actual / 360     2.55/2.67      1-80/1-166          March 2013            July 2036
                 402,118,000
---------------- ---------------- ------------------- ----------------- ----------------- ------------ ------------------ -------------------- --------------------
GRAND TOTAL      $402,118,000
---------------- ---------------- ------------------- ----------------- ----------------- ------------ ------------------ -------------------- --------------------

      NOTES:
(a)      Class sizes subject to a variance of +/-5%.
(b)      The WAL and Payment Windows are shown to the related optional redemption date (as described herein) and to maturity.
         Pricing Prepayment speed: 40% CPR, 15% Draw Rate.
(c)      The expected maturity date is run at the pricing speed to call and the Final Scheduled Maturity Date is the Payment Date
         following the latest maturing HELOC.

Depositor:                     Residential Funding Mortgage Securities II, Inc.

Issuer:                        Home Equity Loan Trust 2006-HSA4.

Seller and
Master Servicer:               Residential Funding Corporation, an affiliate of the Depositor.

Subservicer:                   HomeComings Financial Network, Inc., an affiliate of the Depositor will subservice 78.52% of the home equity loans.  GMAC Mortgage Corporation, an affiliate of Residential Funding Corporation, will subservice 21.48% of the home equity loans.

Advances:                      There is no required advancing of delinquent principal or interest on the HELOCs by the Master
                               Servicer, the Subservicer, the Indenture Trustee, the Owner Trustee, the Credit Enhancer or any other entity.

Co-Lead Underwriters:          Citigroup Global Markets Inc. and Residential Funding Securities, LLC.

Indenture Trustee:             JPMorgan Chase Bank, N.A.

Owner Trustee:                 Wilmington Trust Company.

Rating Agencies:               Standard and Poor's, a division of The McGraw Hill Companies, Inc. ("S&P") and Moody's Investors
                               Service, Inc. ("Moody's") will rate the Offered Notes.

Credit Enhancer:               MBIA Insurance Corporation, rated Aaa by Moody's and AAA by S&P.

Offered Notes:                 The Class A Notes are primarily  backed by  adjustable-rate  home equity  revolving lines of credit (the
                               "HELOCS").  The Class A Notes (the "OFFERED NOTES") will be offered by the prospectus supplement.

Variable Funding Notes:        The trust  will also  issue  Class A  Variable  Funding  Notes (the  "VARIABLE  FUNDING  NOTES").  These
                               Variable Funding Notes will not be offered by the prospectus supplement.

                               The Variable Funding Notes, together with the Class A Notes, are referred to as the "NOTES".

Federal Tax Status:            The Notes will be characterized as indebtedness.

Form of Registration:          The Offered Notes will be available in book-entry form through DTC, Clearstream,
                               Luxembourg and the Euroclear System in same day funds.

Minimum Denominations:         The Offered Notes will be made available in minimum denominations of $100,000.

Cut-off Date:                  July 1, 2006

Expected Pricing Date:         On or about July 21, 2006.

Expected Closing Date:         On or about July 28, 2006.

Payment Date:                  The 25th day of each month (or if not a business day, the next  succeeding  business day)  commencing in
                               August 2006.

Accrued Interest:              The price to be paid by  investors  for the Class A Notes will not include  accrued  interest  (settling flat).

ERISA Eligibility:             The  Offered  Notes may be  eligible  for  purchase  by  employee  benefit  plans  and  other  plans and arrangements  that are subject to ERISA or Section 4975 of the Code.  However,  investors should consult with their  counsel with  respect to the  consequences  under ERISA and the Internal  Revenue Code of an
                               ERISA Plan's acquisition and ownership of such Offered Notes.

SMMEA Eligibility:             The Offered Notes will not be SMMEA eligible.

Optional Redemption:           The Master  Servicer will have the option to purchase all of the remaining  HELOCs or all of the related
                               Notes on the  Payment  Date on which the  aggregate  principal  balance  of the  HELOCs  after  applying payments  received in the related  collection  period  falls below or is equal to 10% of their  original aggregate principal balance as of the Cut-off Date.

Pricing Prepayment
Speed:                         The Offered Notes will be priced based on the following collateral prepayment assumptions:

                               40% CPR, 15% Draw Rate.

Collateral Description:         The "HELOCS" are comprised of 8,954  adjustable-rate,  revolving home equity lines of credit secured by first and second liens on one- to four-family  residential  properties.  The aggregate principal balance of the HELOCs as of the Cut-off Date is expected to be approximately $400,117,870.

Interest Accrual Period:       The Notes:  from and including the preceding  Payment Date (or, for the first Payment Date,  the Closing
                               Date) to but excluding the related Payment Date on an actual/360 basis.

Payment Delay:                 0 days.

The Notes:                     The "CLASS A  INTEREST  RATE"  will be equal to the least of (a) 1-mo.  LIBOR  plus [ ]% per annum,  (b)
                               17.25% per annum,  and (c) the Net WAC Rate.  Any  interest  shortfalls  on the Notes due to the Net WAC
                               Rate (the "NET WAC CAP  SHORTFALLS")  will carry  forward with interest at the Class A Interest Rate and will be  reimbursed  by excess  interest  to the extent  available.  Any Relief Act  shortfalls  will be allocated  to the Class A Notes and Class A Variable  Funding  Notes pro rata  based  upon the  interest that would  have  accrued on these  Notes  absent  these  reductions  and will be repaid in the  current period only, to the extent of excess interest available for that purpose.

Net Mortgage
Rate:                          The "NET MORTGAGE  RATE" for any HELOC equals the mortgage rate minus (a) the master  servicing fee, (b)
                               the subservicing fee and (c) the rate at which the policy premium is paid.

Net WAC Rate:                  The "NET WAC  RATE"  will be equal to the  weighted  average  of the Net  Mortgage  Rates of the  HELOCs adjusted to an effective rate reflecting the accrual of interest on an actual /360 basis.

Net WAC Cap Shortfall:         On any Payment Date and with  respect to the Class A Notes,  the excess,  if any, of (x)  interest  that would have accrued on the Class A Notes at the applicable  note rate without  application of the related
                               Net WAC Rate over (y) interest accrued thereon at the related Net WAC Rate.

The Policy:                    The financial guaranty insurance policy (the "Policy") will provide 100% coverage of timely interest, principal portions of any allocated realized losses, and ultimate payment of principal by the stated
                               final maturity date for the Notes. The Policy will not cover any Relief Act shortfalls nor any reduction in accrued interest due to the application of the Net WAC Rate and is for the benefit of the
                               Noteholders only.

Credit Enhancement:                 Class A Notes and the Class A Variable Funding Notes:
o        Excess interest,
o        Overcollateralization and
o        The Policy.

Excess Interest:               Because the  mortgagors  are  expected  to pay more  interest  on the HELOCs  than is  necessary  to pay interest on the related Notes,  along with related  expenses each month,  there may be excess  interest.
                               On each  Payment  Date this  excess  interest  may be used to protect  the Notes  against  most types of losses by making an additional payment of principal up to the amount of the losses.

Overcollateralization:         On the Closing Date, the principal amount of the Class A Notes issued will exceed the principal balance of the HELOCs by approximately 0.50%. Beginning on the fourth Payment Date, Excess Interest, to the extent available, will be paid as principal to the Class A Notes to reduce the initial undercollateralization to zero and to ultimately build to the initial Required Overcollateralization
                               Amount of 1.65% of the aggregate principal balance of the HELOCs as of the Cut-off Date. The Required
                               Overcollateralization Amount may decrease in the future pursuant to the indenture.

Required
Overcollateralization
Amount:                        With  respect to any  Payment  Date prior to the  Stepdown  Date,  the  "REQUIRED  OVERCOLLATERALIZATION
                               Amount" will equal 1.65% of the aggregate  principal  balance of the HELOCs as of the Cut-off Date. With respect to any Payment Date on or after the Stepdown  Date,  the Required  Overcollateralization  Amount
                               will  equal the lesser of (a) the  initial  Required  Overcollateralization  Amount and (b) 3.30% of the
                               then-current aggregate principal balance of the HELOCs, subject to the  Overcollateralization  Floor and to the satisfaction of certain conditions specified in the indenture.

Overcollateralization
Floor:                         An amount equal to 0.50% of the aggregate principal balance of the HELOCs as of the Cut-off Date.

Stepdown Date:                 The  later of (a) the  February  2009  Payment  Date and (b) the  Payment  Date on which  the  aggregate principal  balance of the HELOCs after applying  payments and draws  received in the related  collection period is less than 50% of the  initial  aggregate  principal  balance  of the  HELOCs,  subject  to the satisfaction of certain conditions specified in the indenture.

 Priority of Distributions:

         On each Payment  Date,  principal  and interest  collections  with respect to the HELOCs and payments  made under the
         Policy will be allocated from the payment account in the following order of priority:

(1)      To pay accrued  interest on the Class A Notes and the Class A Variable  Funding Notes, pro rata, as reduced by any Net WAC Cap
                  Shortfalls or Relief Act shortfalls;
(2)      To pay  principal  on the Class A Notes and Class A  Variable  Funding  Notes,  pro  rata,  an amount  equal to the  principal collection distribution amount for that Payment Date;
(3)      To pay as principal on the Class A Notes and Class A Variable  Funding  Notes,  pro rata,  an amount equal to the  liquidation loss distribution amount for such Payment Date;
(4)      To pay the Credit Enhancer the premium for the Policy and any previously unpaid premiums for the Policy, with interest;
(5)      To reimburse the Credit  Enhancer for certain  prior draws made on the Policy,  other than those  attributable  to excess loss amounts, with interest;
(6)      Beginning in the Distribution Date in November 2006 and for any Distribution Date thereafter,  to pay as additional  principal on the Class A Notes and Class A Variable  Funding  Notes,  pro rata,  an amount from excess  interest,  to bring the amount of Overcollateralization up to the Required Overcollateralization Amount for that Payment Date;
(7)      To pay the Credit Enhancer any other amounts owed to it under the insurance agreement with respect to the Policy;
(8)      To pay the Class A Notes and Class A Variable  Funding Notes,  pro rata, any current period and previously  unpaid Net WAC Cap
                  Shortfalls, with interest, based on the related shortfall amounts;
(9)      To pay the holders of the Class A Notes and Class A Variable Funding Notes current period Relief Act shortfalls; and
(10)     To pay any remaining amounts to the certificateholders.

 Principal Distributions:      On each Payment Date, the  principal distribution amount for the Class A Notes and Variable Funding
                               Notes will be distributed to the Class A Notes and Variable Funding Notes on a pro rata basis and will equal:
(a) Net Principal Collections from the HELOCs if the Payment Date is during the Revolving Period and an amortization event has not occurred;
                               or
(b)  Principal  collections  from the HELOCs,  if the Payment Date is after the  Revolving  Period or an amortization event has occurred.

Net Principal Collections:     On any Payment Date,  the excess,  if any, of (x) principal  collections  for such Payment Date over (y)
                               the  aggregate  amount of  additional  balances  accumulated  during the related  collection  period and conveyed to the trust.

Revolving Period:              The period commencing on the Closing Date and ending on July 31, 2011.

 MORTGAGE LOAN STATISTICS (THE MORTGAGE LOAN CHARACTERISTICS ARE APPROXIMATE AND ARE SUBJECT TO A +/- 10% VARIANCE.)
       CREDIT SCORES                         # OF     CUT-OFF DATE          % BY      AVERAGE  WEIGHTED       WEIGHTED  WEIGHTED
                                                                         CUT-OFF
                                                                            DATE               AVERAGE         AVERAGE  AVERAGE
                                                         PRINCIPAL     PRINCIPAL    PRINCIPAL  COMBINED       RESIDUAL  JUNIOR
                                              LOANS        BALANCE       BALANCE      BALANCE   LTV RATIO       INCOME       RATIO
       ------------------------------------- ------- -------------- ------------- ------------ ----------- ------------ -----------
       601 - 620                                 29      1,226,481          0.31       42,292       81.82        6,545       17.99
       621 - 640                                454     20,603,516          5.15       45,382       83.43        6,153       22.19
       641 - 660                                588     25,164,638          6.29       42,797       83.74        7,238       21.27
       661 - 680                              1,056     49,668,066         12.41       47,034       86.54        8,151       21.24
       681 - 700                              1,334     69,443,420         17.36       52,057       88.70        8,580       21.39
       701 - 750                              3,052    141,786,343         35.44       46,457       88.77        8,296       22.32
       751 - 800                              2,260     84,872,523         21.21       37,554       84.75        7,994       26.11
       801 - 823                                181      7,352,884          1.84       40,624       83.98        6,540       29.71
       ------------------------------------- ------- -------------- ------------- ------------ ----------- ------------ -----------
       TOTAL:                                 8,954    400,117,870        100.00       44,686       86.82        8,044       23.09

                                                                            % BY
                                                                         CUT-OFF                WEIGHTED      WEIGHTED  WEIGHTED    WEIGHTED
                                                      CUT-OFF DATE          DATE      AVERAGE  AVERAGE         AVERAGE  AVERAGE     AVERAGE
                                             # OF        PRINCIPAL     PRINCIPAL    PRINCIPAL  CREDIT         COMBINED  RESIDUAL    JUNIOR
       CREDIT UTILIZATION RATES               LOANS        BALANCE       BALANCE      BALANCE       SCORE    LTV RATIO      INCOME       RATIO
       ------------------------------------- ------- -------------- ------------- ------------ ----------- ------------ ----------- -----------
       0.00 - 0.00                              925              0          0.00            0         N/A        72.83         N/A       30.22
       0.01 - 10.00                             198        680,320          0.17        3,436         733        75.54       6,994       34.51
       10.01 - 20.00                            146      1,622,828          0.41       11,115         721        79.19       9,625       28.49
       20.01 - 30.00                            166      2,822,382          0.71       17,002         720        79.22       7,315        27.3
       30.01 - 40.00                            152      3,739,843          0.93       24,604         714        76.39       7,375       29.13
       40.01 - 50.00                            168      5,342,458          1.34       31,800         714        79.64       7,772       27.35
       50.01 - 60.00                            158      5,293,546          1.32       33,503         711        81.85       7,120       25.47
       60.01 - 70.00                            163      6,171,545          1.54       37,862         713        82.86       8,330       23.49
       70.01 - 80.00                            195      9,038,903          2.26       46,353         711        78.96       9,563       32.47
       80.01 - 90.00                            287     12,528,881          3.13       43,655         717        84.05       6,412       24.82
       90.01 - 100.00                         6,383    352,087,639         88.00       55,160         713        91.04       8,079       20.45
       100.01 - 101.36                           13        789,524          0.20       60,733         688        86.44       9,771       18.63
       ------------------------------------- ------- -------------- ------------- ------------ ----------- ------------ ----------- -----------
       TOTAL:                                 8,954    400,117,870           100       44,686         713        86.82       8,044       23.09

                                                                            % BY
                                                                         CUT-OFF                WEIGHTED      WEIGHTED  WEIGHTED    WEIGHTED
                                                      CUT-OFF DATE          DATE      AVERAGE  AVERAGE         AVERAGE  AVERAGE     AVERAGE
                                             # OF        PRINCIPAL     PRINCIPAL    PRINCIPAL  CREDIT         COMBINED  RESIDUAL    JUNIOR
       CREDIT LIMITS ($)                      LOANS        BALANCE       BALANCE      BALANCE       SCORE    LTV RATIO      INCOME       RATIO
       ------------------------------------- ------- -------------- ------------- ------------ ----------- ------------ ----------- -----------
       7,800.00 - 25,000.00                   1,777     25,714,076          6.43       14,471         714        87.47       4,229       13.14
       25,000.01 - 50,000.00                  3,432    104,035,090         26.00       30,313         714        89.40       5,162       17.70
       50,000.01 - 75,000.00                  1,724     88,944,018         22.23       51,592         711        89.96       6,503       19.74
       75,000.01 - 100,000.00                 1,071     65,804,821         16.45       61,442         708        83.40       7,838       26.08
       100,000.01 - 125,000.00                  293     28,598,678          7.15       97,606         715        90.54       9,883       24.28
       125,000.01 - 150,000.00                  356     41,323,664         10.33      116,078         710        85.16      11,196       28.38
       150,000.01 - 175,000.00                   80     10,205,294          2.55      127,566         731        85.26      13,044       33.23
       175,000.01 - 200,000.00                  165     22,337,136          5.58      135,377         719        78.84      16,157       30.95
       200,000.01 - 225,000.00                   10      1,987,712          0.50      198,771         728        91.95      22,918       26.47
       225,000.01 - 250,000.00                   11      1,798,227          0.45      163,475         709        82.72      10,494       35.67
       250,000.01 - 275,000.00                    4      1,050,515          0.26      262,629         753        85.19      11,454       33.49
       275,000.01 - 300,000.00                   12      1,913,553          0.48      159,463         744        78.55      14,125       48.22
       300,000.01 - 333,700.00                    2        633,350          0.16      316,675         718        84.79      14,261       20.92
       333,700.01 - 350,000.00                    3        604,159          0.15      201,386         770        77.53      13,893       63.17
       350,000.01 - 400,000.00                    5      1,915,515          0.48      383,103         740        79.70      21,918       32.95
       400,000.01 - 500,000.00                    7      2,540,060          0.63      362,866         746        78.55      30,182       40.97
       800,000.01 - 900,000.00                    1         25,000          0.01       25,000         799        70.00      20,082      100.00
       900,000.01 - 920,000.00                    1        687,000          0.17      687,000         748        62.00      19,345      100.00
       ------------------------------------- ------- -------------- ------------- ------------ ----------- ------------ ----------- -----------
       TOTAL:                                 8,954    400,117,870        100.00       44,686         713        86.82       8,044       23.09

                                                                            % BY
                                                                         CUT-OFF                WEIGHTED      WEIGHTED  WEIGHTED
                                                      CUT-OFF DATE          DATE      AVERAGE  AVERAGE         AVERAGE  AVERAGE
                                             # OF        PRINCIPAL     PRINCIPAL    PRINCIPAL  CREDIT         RESIDUAL  JUNIOR
       MORTGAGE RATES                         LOANS        BALANCE       BALANCE      BALANCE       SCORE       INCOME       RATIO
       ------------------------------------- ------- -------------- ------------- ------------ ----------- ------------ -----------
       2.000 - 2.499                              5        308,830          0.08       61,766         731        5,660       22.18
       3.000 - 3.499                              3         65,039          0.02       21,680         751        2,685       18.20
       4.000 - 4.499                              1         26,857          0.01       26,857         730       10,946       11.11
       5.000 - 5.499                              1         61,162          0.02       61,162         755        7,193       27.76
       6.000 - 6.499                              6        407,901          0.10       67,984         752        4,484       30.89
       6.500 - 6.999                          2,977    157,406,399         39.34       52,874         702        8,322       21.95
       7.000 - 7.499                             94      6,297,983          1.57       67,000         710       12,856       20.14
       7.500 - 7.999                            145      6,832,165          1.71       47,118         711        7,095       23.06
       8.000 - 8.499                            631     21,136,737          5.28       33,497         745        7,695       25.88
       8.500 - 8.999                          1,351     50,427,157         12.60       37,326         736        6,370       27.00
       9.000 - 9.499                            858     38,562,485          9.64       44,945         730        8,518       26.44
       9.500 - 9.999                            916     32,478,582          8.12       35,457         723        8,349       21.57
       10.000 - 10.499                          633     26,345,532          6.58       41,620         709        8,657       21.70
       10.500 - 10.999                          402     16,845,345          4.21       41,904         710        7,878       19.90
       11.000 - 11.499                          441     18,746,380          4.69       42,509         705        8,385       19.47
       11.500 - 11.999                          181      8,332,054          2.08       46,033         690        7,243       18.52
       12.000 - 12.499                          144      6,894,318          1.72       47,877         691        7,445       20.05
       12.500 - 12.999                           89      4,971,561          1.24       55,860         674        7,629       20.99
       13.000 - 13.499                           37      1,937,351          0.48       52,361         683        7,103       23.66
       13.500 - 13.999                           13        689,435          0.17       53,033         691        8,156       18.90
       14.000 - 14.499                           13        753,504          0.19       57,962         668        5,056       25.95
       14.500 - 14.999                            3         46,752          0.01       15,584         653        3,528       22.85
       15.000 - 15.499                            1        130,000          0.03      130,000         681        9,878       19.96
       16.000 - 16.499                            3        167,900          0.04       55,967         743        6,099       17.24
       17.500 - 17.999                            3        125,740          0.03       41,913         708        6,290       14.10
       18.000 - 18.000                            3        120,700          0.03       40,233         695        8,234       11.11
       ------------------------------------- ------- -------------- ------------- ------------ ----------- ------------ -----------
       TOTAL:                                 8,954    400,117,870        100.00       44,686         713        8,044       23.09

                                                                            % BY
                                                                         CUT-OFF                WEIGHTED      WEIGHTED  WEIGHTED
                                                      CUT-OFF DATE          DATE      AVERAGE  AVERAGE         AVERAGE  AVERAGE
                                             # OF        PRINCIPAL     PRINCIPAL    PRINCIPAL  CREDIT         RESIDUAL  JUNIOR
       MAXIMUM LOAN RATES (%)                 LOANS        BALANCE       BALANCE      BALANCE       SCORE       INCOME       RATIO
       ------------------------------------- ------- -------------- ------------- ------------ ----------- ------------ -----------
       9.050 - 9.499                              1         96,500          0.02       96,500         724       12,444       17.12
       10.000 - 10.499                            1              0          0.00            0         N/A          N/A       20.00
       10.500 - 10.999                            1        250,000          0.06      250,000         667        6,747       38.46
       11.500 - 11.999                           12      1,362,913          0.34      113,576         747       13,105       97.76
       13.000 - 13.499                            1         25,000          0.01       25,000         721        2,987        9.58
       13.500 - 13.999                            1        174,845          0.04      174,845         743       13,553       36.97
       14.000 - 14.499                           20        685,574          0.17       34,279         705        6,541       26.48
       14.500 - 14.999                            4        394,257          0.10       98,564         738       51,593       20.47
       15.000 - 15.499                            7        842,023          0.21      120,289         762       10,775       28.82
       15.500 - 15.999                            8        820,775          0.21      102,597         753       10,370       33.65
       16.000 - 16.499                           62      2,172,047          0.54       35,033         699        9,021       28.60
       16.500 - 16.999                           14        620,613          0.16       44,329         735        5,199       21.01
       17.000 - 17.499                           17      1,173,672          0.29       69,040         716        7,345       38.67
       17.500 - 17.999                            6        204,486          0.05       34,081         714        5,764       20.11
       18.000 - 18.499                        6,126    262,810,714         65.68       42,901         716        7,791       22.71
       18.500 - 18.999                            1         38,028          0.01       38,028         729        6,284       31.58
       19.000 - 19.499                           10        748,942          0.19       74,894         688        8,613       29.27
       20.000 - 20.499                           49      1,471,058          0.37       30,022         704        5,232       26.10
       21.000 - 21.499                          141      4,923,255          1.23       34,917         700        6,465       23.06
       21.500 - 21.999                           70      2,584,884          0.65       36,927         702       10,469       24.49
       22.000 - 22.499                           48      1,906,581          0.48       39,720         705        6,128       26.59
       24.000 - 24.499                        2,157    107,729,609         26.92       49,944         707        8,574       21.73
       25.000 - 30.750                          197      9,082,094          2.27       46,102         710        7,116       22.91
       ------------------------------------- ------- -------------- ------------- ------------ ----------- ------------ -----------
       TOTAL:                                 8,954    400,117,870        100.00       44,686         713        8,044       23.09

                                                                            % BY
                                                                         CUT-OFF                WEIGHTED      WEIGHTED  WEIGHTED
                                                      CUT-OFF DATE          DATE      AVERAGE  AVERAGE         AVERAGE  AVERAGE
                                             # OF        PRINCIPAL     PRINCIPAL    PRINCIPAL  CREDIT         RESIDUAL  JUNIOR
       ORIGINAL COMBINED LTV RATIOS           LOANS        BALANCE       BALANCE      BALANCE       SCORE       INCOME       RATIO
       ------------------------------------- ------- -------------- ------------- ------------ ----------- ------------ -----------
       4 - 9                                      1              0          0.00            0         N/A          N/A      100.00
       10 - 19                                   16        309,230          0.08       19,327         765        3,865       92.14
       20 - 29                                   30        807,726          0.20       26,924         748        6,243       66.35
       30 - 39                                   55      1,841,813          0.46       33,488         703        7,134       44.68
       40 - 49                                  104      2,221,040          0.56       21,356         718        5,081       36.51
       50 - 59                                  204      5,410,091          1.35       26,520         704        7,025       35.97
       60 - 69                                  380     16,650,405          4.16       43,817         704       10,916       34.03
       70 - 74                                  268      9,507,353          2.38       35,475         697       10,313       35.06
       75 - 79                                  432     18,590,118          4.65       43,033         696        9,013       27.77
       80 - 84                                  706     33,786,292          8.44       47,856         701       11,164       26.09
       85 - 89                                  679     25,237,437          6.31       37,169         703       11,080       19.53
       90 - 94                                2,606    107,335,039         26.83       41,188         713        8,972       16.60
       95 - 99                                1,013     43,890,862         10.97       43,328         721        6,263       19.75
       100 - 101                              2,460    134,530,463         33.62       54,687         721        6,048       21.24
       ------------------------------------- ------- -------------- ------------- ------------ ----------- ------------ -----------
       TOTAL:                                 8,954    400,117,870        100.00       44,686         713        8,044       23.09

                                                                            % BY
                                                                         CUT-OFF                WEIGHTED      WEIGHTED  WEIGHTED
                                                      CUT-OFF DATE          DATE      AVERAGE  AVERAGE         AVERAGE  AVERAGE
                                             # OF        PRINCIPAL     PRINCIPAL    PRINCIPAL  CREDIT         COMBINED  RESIDUAL
       JUNIOR LTV RATIOS                      LOANS        BALANCE       BALANCE      BALANCE       SCORE    LTV RATIO      INCOME
       ------------------------------------- ------- -------------- ------------- ------------ ----------- ------------ -----------
       1.59 - 5.00                              164      1,960,271          0.49       11,953         694        9,510       9,510
       5.01 - 10.00                             603     12,601,966          3.15       20,899         697        9,758       9,269
       10.01 - 15.00                          2,499     85,523,886         21.37       34,223         710        9,073       8,693
       15.01 - 20.00                          3,669    183,588,939         45.88       50,038         718        7,265       6,892
       20.01 - 25.00                            723     38,910,700          9.72       53,818         706        8,755       8,333
       25.01 - 30.00                            408     24,110,701          6.03       59,095         712        8,446       7,827
       30.01 - 35.00                            281     16,273,360          4.07       57,912         704        7,062       6,458
       35.01 - 40.00                            166     10,208,852          2.55       61,499         710        7,288       6,911
       40.01 - 45.00                            141      9,064,403          2.27       64,287         702       11,681      10,658
       45.01 - 50.00                             85      5,468,579          1.37       64,336         721        7,678       7,274
       50.01 - 55.00                             52      3,840,114          0.96       73,848         720        6,111       5,570
       55.01 - 60.00                             37      1,808,826          0.45       48,887         741        6,318       5,636
       60.01 - 65.00                             19      1,496,775          0.37       78,778         732        7,812       7,015
       65.01 - 70.00                             15        811,031          0.20       54,069         763        7,083       6,209
       70.01 - 75.00                              9        385,108          0.10       42,790         687        7,489       7,489
       75.01 - 80.00                              3              0          0.00            0         N/A          N/A       3,073
       80.01 - 85.00                              4        117,391          0.03       29,348         726        1,376       1,376
       85.01 - 90.00                              1         17,810          0.00       17,810         683        2,155       2,155
       90.01 - 95.00                              2         60,000          0.01       30,000         629        3,006       3,006
       95.01 - 100.00                            73      3,869,159          0.97       53,002         735        7,625       7,364
       ------------------------------------- ------- -------------- ------------- ------------ ----------- ------------ -----------
       TOTAL:                                 8,954    400,117,870        100.00       44,686         713        8,044       7,618

                                                                            % BY
                                                                         CUT-OFF                WEIGHTED      WEIGHTED  WEIGHTED    WEIGHTED
                                                      CUT-OFF DATE          DATE      AVERAGE  AVERAGE         AVERAGE  AVERAGE     AVERAGE
       REMAINING TERM TO SCHEDULED           # OF        PRINCIPAL     PRINCIPAL    PRINCIPAL  CREDIT         COMBINED  RESIDUAL    JUNIOR
       MATURITY (MONTHS)                      LOANS        BALANCE       BALANCE      BALANCE       SCORE    LTV RATIO      INCOME       RATIO
       ------------------------------------- ------- -------------- ------------- ------------ ----------- ------------ ----------- -----------
       23 - 59                                    7        152,382          0.04       21,769         731        56.22       2,150       81.38
       60 - 240                               3,745    140,424,002         35.10       37,496         713        83.94       8,676       24.54
       241 - 300                              3,516    177,040,007         44.25       50,353         716        88.40       7,986       22.35
       301 - 359                              1,686     82,501,479         20.62       48,933         708        89.88       7,108       21.21
       ------------------------------------- ------- -------------- ------------- ------------ ----------- ------------ ----------- -----------
       ------------------------------------- ------- -------------- ------------- ------------ ----------- ------------ ----------- -----------
       TOTAL:                                 8,954    400,117,870        100.00       44,686         713        86.82       8,044       23.09

                                                                            % BY
                                                                         CUT-OFF                WEIGHTED      WEIGHTED  WEIGHTED    WEIGHTED
                                                      CUT-OFF DATE          DATE      AVERAGE  AVERAGE         AVERAGE  AVERAGE     AVERAGE
                                             # OF        PRINCIPAL     PRINCIPAL    PRINCIPAL  CREDIT         COMBINED  RESIDUAL    JUNIOR
       YEAR OF ORIGINATION                    LOANS        BALANCE       BALANCE      BALANCE       SCORE    LTV RATIO      INCOME       RATIO
       ------------------------------------- ------- -------------- ------------- ------------ ----------- ------------ ----------- -----------
       1993                                       3         95,000          0.02       31,667         736        39.11  Not Avail.      100.00
       1994                                      28         37,585          0.01        1,342         770        82.22       6,187       35.12
       1995                                      31          1,575          0.00           51         720        75.10      31,154       26.05
       1996                                      97        165,955          0.04        1,711         684        73.41       3,468       40.43
       1997                                     112         94,820          0.02          847         682        73.88       3,582       33.61
       1998                                     150        197,558          0.05        1,317         734        72.32       4,715       33.65
       1999                                     107        130,965          0.03        1,224         719        78.27      23,110       23.09
       2000                                      71        125,761          0.03        1,771         702        71.46       3,820       33.97
       2001                                     112        195,811          0.05        1,748         693        74.00       7,133       29.64
       2002                                     278      1,042,556          0.26        3,750         716        70.88       7,201       27.80
       2003                                     241      6,574,831          1.64       27,281         744        88.24       6,112       19.30
       2004                                     632     21,769,508          5.44       34,445         733        92.72       4,845       20.19
       2005                                   2,051     85,992,923         21.49       41,927         728        91.51       6,640       21.84
       2006                                   5,041    283,693,022         70.90       56,277         707        87.23       8,785       22.45
       ------------------------------------- ------- -------------- ------------- ------------ ----------- ------------ ----------- -----------
       TOTAL:                                 8,954    400,117,870        100.00       44,686         713        86.82       8,044       23.09

                                                                    % BY
                                                                    CUT-OFF                  WEIGHTED       WEIGHTED  WEIGHTED    WEIGHTED
                                                      CUT-OFF DATE  DATE        AVERAGE     AVERAGE          AVERAGE  AVERAGE     AVERAGE
                                             # OF        PRINCIPAL  PRINCIPAL   PRINCIPAL   CREDIT          COMBINED  RESIDUAL    JUNIOR
      STATE                                   LOANS        BALANCE     BALANCE     BALANCE       SCORE     LTV RATIO      INCOME       RATIO
      -------------------------------------- ------- -------------- ----------- ----------- ----------- ------------- ----------- -----------
      ALABAMA                         118      4,117,311        1.03      34,892         717         92.51       4,863       23.67
      ALASKA                           15        908,745        0.23      60,583         711         98.12       4,102       21.74
      ARIZONA                         485     24,697,884        6.17      50,923         718         88.40       9,321       24.12
      ARKANSAS                          5        170,833        0.04      34,167         676         93.78       5,380       17.91
      CALIFORNIA                    2,404    132,055,769       33.00      54,932         712         84.01       9,490       21.08
      COLORADO                        448     17,292,127        4.32      38,599         726         91.32       5,598       23.53
      CONNECTICUT                      80      3,615,178        0.90      45,190         701         83.28       5,560       23.07
      DELAWARE                         14        508,775        0.13      36,341         706         82.51       7,984       26.23
      DISTRICT OF COLUMBIA             16        818,563        0.20      51,160         738         78.83       9,998       23.86
      FLORIDA                       1,182     53,892,002       13.47      45,594         712         87.26       8,705       25.92
      GEORGIA                         473     15,799,937        3.95      33,404         720         92.63       6,175       21.35
      HAWAII                           57      2,567,085        0.64      45,037         727         76.44      10,682       26.83
      IDAHO                            45      1,642,221        0.41      36,494         719         87.38       4,648       32.17
      ILLINOIS                        410     16,624,312        4.15      40,547         719         92.96       5,338       21.13
      INDIANA                          53      2,025,829        0.51      38,223         700         91.86       7,425       24.70
      IOWA                             12        416,598        0.10      34,716         690         85.38       5,272       27.76
      KANSAS                           16        578,339        0.14      36,146         712         94.47       6,805       22.54
      KENTUCKY                         22        926,031        0.23      42,092         716         94.78       5,830       29.26
      LOUISIANA                        22        882,126        0.22      40,097         697         94.71       6,637       21.21
      MAINE                            10        138,570        0.03      13,857         679         75.31       5,091       25.54
      MARYLAND                        194     10,962,923        2.74      56,510         718         89.27       7,020       22.36
      MASSACHUSETTS                   154      6,120,613        1.53      39,744         709         84.06       6,194       23.43
      MICHIGAN                        302      6,886,151        1.72      22,802         711         86.99       7,914       22.18
      MINNESOTA                       119      5,135,797        1.28      43,158         703         86.68       8,792       22.77
      MISSISSIPPI                       2         85,125        0.02      42,563         671         98.59       3,557       15.47
      MISSOURI                        154      4,451,406        1.11      28,905         719         89.20       5,579       26.74
      MONTANA                           5        476,467        0.12      95,293         749         89.74       3,786       36.40
      NEBRASKA                          9        442,634        0.11      49,182         739         90.25       6,804       28.92
      NEVADA                          186      8,368,119        2.09      44,990         721         86.15       9,290       27.06
      NEW HAMPSHIRE                    21        779,271        0.19      37,108         710         89.73       9,117       39.53
      NEW JERSEY                      308     12,078,431        3.02      39,216         706         84.15       8,144       24.83
      NEW MEXICO                       40      1,221,611        0.31      30,540         707         84.02       8,324       28.33
      NEW YORK                        146      8,648,082        2.16      59,233         708         88.07       7,770       23.64
      NORTH CAROLINA                  102      3,253,043        0.81      31,893         712         91.98       7,164       21.33
      OHIO                             86      2,639,152        0.66      30,688         698         94.20       7,109       18.44
      OKLAHOMA                         28        827,950        0.21      29,570         706         94.88       5,216       33.17
      OREGON                          112      4,844,541        1.21      43,255         712         86.08       8,029       29.18
      PENNSYLVANIA                    138      4,727,714        1.18      34,259         715         89.49       5,493       26.87
      RHODE ISLAND                     30      1,242,737        0.31      41,425         696         87.20       6,467       22.29
      SOUTH CAROLINA                   78      2,779,779        0.69      35,638         696         89.90       6,177       24.08
      STATEPLACESOUTH DAKOTA            1              0        0.00           0         N/A         62.00         N/A       28.60
      STATEPLACETENNESSEE              34      1,054,358        0.26      31,011         700         93.80       5,264       24.05
      TEXAS                             1        159,872        0.04     159,872         798         80.00       9,387       47.68
      UTAH                            117      4,053,771        1.01      34,648         710         85.08       5,574       29.47
      VERMONT                           9        379,895        0.09      42,211         711         94.92       4,028       19.16
      VIRGINIA                        291     12,625,779        3.16      43,388         711         88.81       6,713       20.25
      WASHINGTON                      294     13,054,939        3.26      44,405         713         87.72       6,565       22.95
      WEST VIRGINIA                     8        400,403        0.10      50,050         696         74.07       3,403       38.32
      WISCONSIN                        88      2,413,797        0.60      27,430         726         92.98       4,327       21.43
      WYOMING                          10        325,277        0.08      32,528         679         84.87       4,451       25.41
      -------------------------------------- ------- -------------- ----------- ----------- ----------- ------------- ----------- -----------
      TOTAL:                        8,954    400,117,870      100.00      44,686         713         86.82       8,044       23.09

                                                                    % BY
                                                                    CUT-OFF                  WEIGHTED       WEIGHTED  WEIGHTED    WEIGHTED
                                                      CUT-OFF DATE  DATE        AVERAGE     AVERAGE          AVERAGE  AVERAGE     AVERAGE
                                             # OF        PRINCIPAL  PRINCIPAL   PRINCIPAL   CREDIT          COMBINED  RESIDUAL    JUNIOR
      PROPERTY TYPE                           LOANS        BALANCE     BALANCE     BALANCE       SCORE     LTV RATIO      INCOME       RATIO
      -------------------------------------- ------- -------------- ----------- ----------- ----------- ------------- ----------- -----------
      SINGLE FAMILY RESIDENCE                 5,972    256,810,859       64.18      43,002         710         85.48       7,622       23.67
      PUD DETACHED                            1,453     75,343,793       18.83      51,854         719         88.39       9,553       22.39
      CONDOMINIUM                               921     38,380,324        9.59      41,672         720         90.23       8,754       21.85
      MULTIFAMILY (2-4 UNITS)                   301     17,488,210        4.37      58,100         713         90.42       7,401       20.19
      PUD ATTACHED                              247      9,495,107        2.37      38,442         724         92.91       6,108       21.69
      TOWNHOUSE/ROWHOUSE ATTACHED                57      2,564,576        0.64      44,993         724         91.43       6,652       22.59
      CONDOTEL                                    1         35,000        0.01      35,000         676         95.00       1,905       12.28
      TOWNHOUSE/ROWHOUSE DETACHED                 2              0        0.00           0         N/A           N/A       3,023       11.72
      -------------------------------------- ------- -------------- ----------- ----------- ----------- ------------- ----------- -----------
      TOTAL:                                  8,954    400,117,870      100.00      44,686         713         86.82       8,044       23.09

                                                                    % BY
                                                                    CUT-OFF                  WEIGHTED       WEIGHTED  WEIGHTED    WEIGHTED
                                                      CUT-OFF DATE  DATE        AVERAGE     AVERAGE          AVERAGE  AVERAGE     AVERAGE
                                             # OF        PRINCIPAL  PRINCIPAL   PRINCIPAL   CREDIT          COMBINED  RESIDUAL    JUNIOR
      LIEN                                    LOANS        BALANCE     BALANCE     BALANCE       SCORE     LTV RATIO      INCOME       RATIO
      -------------------------------------- ------- -------------- ----------- ----------- ----------- ------------- ----------- -----------
      FIRST LIEN                                 71      3,820,291        0.95      53,807         735         56.57       7,707      100.00
      SECOND LIEN                             8,883    396,297,580       99.05      44,613         713         87.33       8,048       21.79
      -------------------------------------- ------- -------------- ----------- ----------- ----------- ------------- ----------- -----------
      TOTAL:                                  8,954    400,117,870      100.00      44,686         713         86.82       8,044       23.09

                                                                    % BY
                                                                    CUT-OFF                  WEIGHTED       WEIGHTED  WEIGHTED    WEIGHTED
                                                      CUT-OFF DATE  DATE        AVERAGE     AVERAGE          AVERAGE  AVERAGE     AVERAGE
                                             # OF        PRINCIPAL  PRINCIPAL   PRINCIPAL   CREDIT          COMBINED  RESIDUAL    JUNIOR
      OCCUPANCY                               LOANS        BALANCE     BALANCE     BALANCE       SCORE     LTV RATIO      INCOME       RATIO
      -------------------------------------- ------- -------------- ----------- ----------- ----------- ------------- ----------- -----------
      PRIMARY                                 8,186    370,168,080       92.51      45,220         712         86.70       7,734       23.17
      NON-OWNER OCCUPIED                        462     17,185,586        4.30      37,198         729         89.72      10,132       22.92
      2ND VACATION                              306     12,764,204        3.19      41,713         729         87.01      14,687       20.59
      -------------------------------------- ------- -------------- ----------- ----------- ----------- ------------- ----------- -----------
      TOTAL:                                  8,954    400,117,870      100.00      44,686         713         86.82       8,044       23.09

                                                                    % BY
                                                                    CUT-OFF                  WEIGHTED       WEIGHTED  WEIGHTED    WEIGHTED
                                                      CUT-OFF DATE  DATE        AVERAGE     AVERAGE          AVERAGE  AVERAGE     AVERAGE
                                             # OF        PRINCIPAL  PRINCIPAL   PRINCIPAL   CREDIT          COMBINED  RESIDUAL    JUNIOR
      CURRENT PRINCIPAL BALANCE ($)           LOANS        BALANCE     BALANCE     BALANCE       SCORE     LTV RATIO      INCOME       RATIO
      -------------------------------------- ------- -------------- ----------- ----------- ----------- ------------- ----------- -----------
      0.00 - 0.00                               925              0        0.00           0         N/A         72.83         N/A       30.22
      0.01 - 25,000.00                        2,201     34,071,007        8.52      15,480         715         83.16       4,578       20.62
      25,000.01 - 50,000.00                   2,969    109,294,410       27.32      36,812         713         90.04       5,402       19.26
      50,000.01 - 75,000.00                   1,457     89,549,677       22.38      61,462         711         90.88       6,626       20.54
      75,000.01 - 100,000.00                    681     59,959,272       14.99      88,046         709         89.33       7,974       23.96
      100,000.01 - 125,000.00                   260     29,297,687        7.32     112,683         714         90.61      10,101       24.08
      125,000.01 - 150,000.00                   265     37,464,487        9.36     141,375         712         87.46      11,670       25.86
      150,000.01 - 175,000.00                    60      9,826,499        2.46     163,775         727         85.27      13,592       26.63
      175,000.01 - 200,000.00                    96     18,398,033        4.60     191,646         717         84.56      16,605       27.72
      200,000.01 - 225,000.00                     9      1,898,369        0.47     210,930         733         93.49      23,951       24.80
      225,000.01 - 250,000.00                     8      1,939,950        0.48     242,494         715         81.69      10,548       39.43
      250,000.01 - 275,000.00                     5      1,308,928        0.33     261,786         745         79.60      10,951       48.24
      275,000.01 - 300,000.00                     4      1,155,907        0.29     288,977         738         93.79      17,314       34.65
      300,000.01 - 333,700.00                     2        633,350        0.16     316,675         718         84.79      14,261       20.92
      333,700.01 - 350,000.00                     1        334,959        0.08     334,959         774         87.00      11,558       25.09
      350,000.01 - 400,000.00                     5      1,915,515        0.48     383,103         740         79.70      21,918       32.95
      400,000.01 - 500,000.00                     5      2,382,822        0.60     476,564         746         76.49      31,029       37.79
      600,000.01 - 687,000.00                     1        687,000        0.17     687,000         748         62.00      19,345      100.00
      -------------------------------------- ------- -------------- ----------- ----------- ----------- ------------- ----------- -----------
      -------------------------------------- ------- -------------- ----------- ----------- ----------- ------------- ----------- -----------
      TOTAL:                                  8,954    400,117,870      100.00      44,686         713         86.82       8,044       23.09

                                                                     % BY
                                                                     CUT-OFF                   WEIGHTED      WEIGHTED  WEIGHTED    WEIGHTED
                                                       CUT-OFF DATE  DATE            AVERAGE  AVERAGE         AVERAGE  AVERAGE     AVERAGE
                                             # OF         PRINCIPAL  PRINCIPAL     PRINCIPAL  CREDIT         COMBINED  RESIDUAL    JUNIOR
      GROSS MARGINS                           LOANS         BALANCE     BALANCE      BALANCE       SCORE    LTV RATIO      INCOME       RATIO
      -------------------------------------- ------- --------------- ----------- ------------ ----------- ------------ ----------- -----------
      (1.000) - (0.001)                          20       1,634,356        0.41       81,718         755        68.89       9,196       43.28
      0.000 - 0.400                             794      32,450,053        8.11       40,869         741        74.83       9,119       27.98
      0.500 - 0.900                           1,651      64,984,787       16.24       39,361         729        81.43       7,039       26.88
      1.000 - 1.400                           1,156      53,666,395       13.41       46,424         719        82.15       8,652       26.25
      1.500 - 1.900                           1,130      41,878,518       10.47       37,061         716        86.26       8,231       21.51
      2.000 - 2.400                             869      39,938,189        9.98       45,959         714        91.38       8,634       21.15
      2.500 - 2.900                             790      36,795,250        9.20       46,576         717        91.77       8,314       19.05
      3.000 - 3.400                             861      41,490,269       10.37       48,188         705        92.55       8,726       18.72
      3.500 - 3.900                             562      27,678,871        6.92       49,251         690        92.76       7,547       17.93
      4.000 - 4.400                             468      24,824,169        6.20       53,043         687        95.92       7,061       19.53
      4.500 - 4.900                             361      20,457,925        5.11       56,670         685        97.86       6,952       20.82
      5.000 - 5.400                             164       7,814,494        1.95       47,649         699        97.47       6,778       21.89
      5.500 - 5.900                              48       2,477,998        0.62       51,625         692        98.32       7,397       20.01
      6.000 - 6.400                              54       2,557,261        0.64       47,357         688        97.61       6,502       23.35
      6.500 - 6.900                              18         878,575        0.22       48,810         695        98.20       5,810       22.27
      7.000 - 7.400                               3         271,000        0.07       90,333         692       100.48       6,193       19.98
      7.500 - 7.900                               1          27,400        0.01       27,400         687       100.00       3,105       20.00
      8.000 - 8.400                               3         189,400        0.05       63,133         714        89.21       5,128       27.42
      9.000 - 9.000                               1         102,959        0.03      102,959         733        80.00      18,707       43.48
      -------------------------------------- ------- --------------- ----------- ------------ ----------- ------------ ----------- -----------
      TOTAL:                                  8,954     400,117,870      100.00       44,686         713        86.82       8,044       23.09

                                                                     % BY
                                                                     CUT-OFF                   WEIGHTED      WEIGHTED  WEIGHTED    WEIGHTED
                                                       CUT-OFF DATE  DATE            AVERAGE  AVERAGE         AVERAGE  AVERAGE     AVERAGE
                                             # OF         PRINCIPAL  PRINCIPAL     PRINCIPAL  CREDIT         COMBINED  RESIDUAL    JUNIOR
      DEBT-TO-INCOME RATIOS                   LOANS         BALANCE     BALANCE      BALANCE       SCORE    LTV RATIO      INCOME       RATIO
      -------------------------------------- ------- --------------- ----------- ------------ ----------- ------------ ----------- -----------
      NOT AVAILABLE                             364   21,220,633.75        5.30       58,298         715        85.30  Not Avail.       24.42
      1 - 10                                     23      505,615.07        0.13       21,983         738        77.28      28,696       27.23
      11 - 20                                   275    7,685,525.30        1.92       27,947         725        81.03      20,494       26.24
      21 - 30                                 1,191   41,347,571.44       10.33       34,717         724        83.01      12,498       26.07
      31 - 40                                 3,464  153,682,269.47       38.41       44,366         712        86.92       8,482       22.53
      41 - 50                                 3,467  167,491,032.83       41.86       48,310         710        88.24       6,116       22.43
      51 - 60                                   164    7,872,787.11        1.97       48,005         729        92.93       3,897       20.94
      61 - 66                                     6      312,435.06        0.08       52,073         744        90.86       2,078       21.89
      -------------------------------------- ------- --------------- ----------- ------------ ----------- ------------ ----------- -----------
      TOTAL:                                  8,954  400,117,870.03         100       44,686         713        86.82       8,044       23.09

                                                                    % BY
                                                                    CUT-OFF                  WEIGHTED      WEIGHTED  WEIGHTED
                                                      CUT-OFF DATE  DATE        AVERAGE     AVERAGE         AVERAGE  AVERAGE
                                             # OF        PRINCIPAL  PRINCIPAL   PRINCIPAL   CREDIT         COMBINED  JUNIOR
     RESIDUAL INCOME ($)                      LOANS        BALANCE     BALANCE     BALANCE       SCORE    LTV RATIO       RATIO
     --------------------------------------- ------- -------------- ----------- ----------- ----------- ------------ -----------
     NOT AVAILABLE                              364     21,220,634        5.30      58,298         715        85.30       24.42
     0.01 - 5,000.00                          4,496    147,987,201       36.99      32,915         712        87.93       24.71
     5,000.01 - 10,000.00                     2,975    147,249,340       36.80      49,496         712        87.53       21.79
     10,000.01 - 15,000.00                      672     45,090,784       11.27      67,099         716        85.63       21.47
     15,000.01 - 20,000.00                      222     20,348,805        5.09      91,661         718        83.47       23.78
     20,000.01 - 25,000.00                       91      7,375,533        1.84      81,050         714        80.08       26.28
     25,000.01 - 30,000.00                       55      4,247,133        1.06      77,221         713        82.69       18.48
     30,000.01 - 35,000.00                       29      1,651,846        0.41      56,960         718        78.69       17.37
     35,000.01 - 40,000.00                        9      1,248,966        0.31     138,774         713        79.53       13.45
     40,000.01 - 45,000.00                       12        794,922        0.20      66,244         717        82.71       20.43
     45,000.01 - 50,000.00                       13      1,195,045        0.30      91,927         735        79.89       15.92
     50,000.01 - 55,000.00                        4        328,352        0.08      82,088         733        80.39       59.52
     55,000.01 - 60,000.00                        3        172,523        0.04      57,508         729        82.53       16.46
     65,000.01 - 70,000.00                        1         40,000        0.01      40,000         669        80.00        3.85
     70,000.01 - 75,000.00                        1        134,704        0.03     134,704         739        90.00       27.34
     75,000.01 - 80,000.00                        2        495,597        0.12     247,798         681        88.13       40.34
     85,000.01 - 90,000.00                        1        215,000        0.05     215,000         706       100.00       25.00
     95,000.01 - 100,000.00                       2        166,996        0.04      83,498         668        92.32       12.29
     100,000.01 - 105,000.00                      1         34,973        0.01      34,973         778        80.00       21.88
     105,000.01 - 105,005.65                      1        119,518        0.03     119,518         747        80.00       10.71
     --------------------------------------- ------- -------------- ----------- ----------- ----------- ------------ -----------
     TOTAL:                                   8,954    400,117,870      100.00      44,686         713        86.82       23.09

                                                                    % BY
                                                                    CUT-OFF                  WEIGHTED      WEIGHTED  WEIGHTED    WEIGHTED
                                                      CUT-OFF DATE  DATE        AVERAGE     AVERAGE         AVERAGE  AVERAGE     AVERAGE
                                             # OF        PRINCIPAL  PRINCIPAL   PRINCIPAL   CREDIT         COMBINED  RESIDUAL    JUNIOR
     DOCUMENTATION TYPE                       LOANS        BALANCE     BALANCE     BALANCE       SCORE    LTV RATIO      INCOME       RATIO
     --------------------------------------- ------- -------------- ----------- ----------- ----------- ------------ ----------- -----------
     STATED INCOME                            3,366    187,735,574       46.92      55,774         710        86.44       9,103       21.43
     FULL DOCUMENTATION                       4,827    169,511,557       42.37      35,117         716        86.90       6,967       24.64
     NO RATIO                                   276     17,986,406        4.50      65,168         712        85.52  Not Avail.       24.05
     STATED INCOME/STATED ASSET                 140      9,571,499        2.39      68,368         717        89.13       8,731       21.46
     LITE DOC                                   147      5,736,315        1.43      39,023         721        91.41       5,001       23.21
     PAY STUB                                    89      3,703,780        0.93      41,616         731        91.11       5,131       22.00
     FAST DOC/REDUCED DOCUMENTATION              51      3,313,052        0.83      64,962         734        90.91       9,526       21.78
     NO INCOME/NO ASSET                          53      2,207,798        0.55      41,657         738        86.76  Not Avail.       19.40
     NO DOCUMENTATION                             5        351,889        0.09      70,378         710        86.39  Not Avail.       27.03
     --------------------------------------- ------- -------------- ----------- ----------- ----------- ------------ ----------- -----------
     TOTAL:                                   8,954    400,117,870      100.00      44,686         713        86.82       8,044       23.09

                                                       FOR FURTHER INFORMATION:

             MORTGAGE FINANCE                                MBS TRADING                               MBS STRUCTURING
       Paul Humphrey (212) 723-9548                Eliot Rubenzahl (212) 723-6325                Shekhar Shah (212) 723-5386
     Venkat Veerubhotla (212) 723-6662               Phil Seares (212) 723-6325                  Oleg Saitskiy (212) 723-4589
       Matthew Fallon (212) 723-6334                 Ted Counihan (212) 723-6325                    Tai Wu (212) 723-5859
                                                                                                 Noel Doromal (212) 723-9026

                                                        RATING AGENCY CONTACTS

----------------------------------------------------------------------------------------------------------------------------------------
                                             NAME                                                         PHONE EXTENSION
----------------------------------------------------------------------------------------------------------------------------------------
 MOODY'S:                                    Odile Grisard                                                (212) 553-1382
 S&P:                                        Mona Solar                                                   (212) 438-2668
----------------------------------------------------------------------------------------------------------------------------------------

FREE WRITING PROSPECTUS DATED July [  ], 2006
PART II of II

----------------------------------------------------------------------------------------------------------------------------------

                                                    $402,118,000 (APPROXIMATE)

                                                    GMAC RFC [GRAPHIC OMITTED]

                                               HOME EQUITY LOAN-BACKED TERM NOTES,
                                                     SERIES 2006-HSA4

                                      RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.
                                             DEPOSITOR (SEC FILE NO. 333-131196)
                                                          Depositor

                                               RESIDENTIAL FUNDING CORPORATION
                                                 Seller and Master Servicer

                                                        JULY 20, 2006

----------------------------------------------------------------------------------------------------------------------------------

                         CITIGROUP [OBJECT OMITTED] [GRAPHIC OMITTED]  GMAC RFC Securities [GRAPHIC OMITTED]

                                                   Co-Lead Underwriters

DISCLAIMER

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE
COMMISSION (THE SEC) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES.  BEFORE YOU INVEST, YOU SHOULD
READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING.  YOU
MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY,
THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE
PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-221-1037.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Term Notes, supersedes any information contained in any prior similar materials relating to the Term Notes. The information in this free writing prospectus is preliminary, and is subject to completion or change. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Term Notes referred to in this free writing prospectus and to solicit an offer to purchase the Term Notes, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Term
Notes, until we have accepted your offer to purchase Term Notes.  The Term Notes referred to in these materials are being sold when, as and if issued. The issuer is not obligated to issue such Term Notes or any similar security and the underwriter's obligation to deliver such Term Notes is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such Term Notes when, as and if issued by the issuer. You are advised that the terms of the Term Notes, and the characteristics of the home equity loan pool backing them, may change (due, among other things, to the possibility that home equity loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different home equity loans may be added to the pool, and that one or more classes of Term
Notes may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that Term Notes may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such Term Notes to you is conditioned on the home equity loans and Term Notes having the characteristics described in these materials. If for any reason the issuer does not deliver such Term Notes, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Term Notes which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

This communication does not contain all the information that is required to be included in the base prospectus and the prospectus supplement.

This information in this communication is preliminary and is subject to completion or change.

                                               CLASS A SENSITIVITY ANALYSIS
                                                       TO 10% CALL

------------------------------ ------- ------------ --------------- ------------- ------------ ------------- ------------- ------------
PREPAYMENT ASSUMPTIONS          DRAW     0% CPR        30% CPR        35% CPR       40% CPR      45% CPR       50% CPR       55% CPR
------------------------------ ------- ------------ --------------- ------------- ------------ ------------- ------------- ------------
Avg. Life (yrs)                  0%       17.19          2.49           2.07         1.75          1.5           1.29         1.12
Modified Duration (Years) (1)             10.59          2.20           1.86         1.60          1.39          1.21         1.06
First Principal Payment                 Aug 2006       Aug 2006       Aug 2006     Aug 2006      Aug 2006      Aug 2006     Aug 2006
Last Principal Payment                  Apr 2031       Jan 2013       Dec 2011     Feb 2011      Jun 2010      Nov 2009     Jun 2009
Principal Window (months)                  297            78             65           55            47            40           35
------------------------------ ------- ------------ --------------- ------------- ------------ ------------- ------------- ------------

------------------------------ ------- ------------ --------------- ------------- ------------ ------------- ------------- ------------
Avg. Life (yrs)                 10%       17.19          3.40           2.71         2.21          1.82          1.53         1.31
Modified Duration (Years) (1)             10.60          2.90           2.37         1.98          1.66          1.42         1.22
First Principal Payment                 Nov 2006       Aug 2006       Aug 2006     Aug 2006      Aug 2006      Aug 2006     Aug 2006
Last Principal Payment                  Oct 2031       Aug 2015       Aug 2013     Apr 2012      Apr 2011      Jul 2010     Dec 2009
Principal Window (months)                  300           109             85           69            57            48           41
------------------------------ ------- ------------ --------------- ------------- ------------ ------------- ------------- ------------

------------------------------ ------- ------------ --------------- ------------- ------------ ------------- ------------- ------------
Avg. Life (yrs)                 15%       17.21          4.06           3.19         2.55          2.07          1.70         1.43
Modified Duration (Years) (1)             10.61          3.39           2.74         2.25          1.87          1.56         1.33
First Principal Payment                 Nov 2006       Aug 2006       Aug 2006     Aug 2006      Aug 2006      Aug 2006     Aug 2006
Last Principal Payment                  Oct 2031       Jun 2017       Jan 2015     Mar 2013      Dec 2011      Dec 2010     Apr 2010
Principal Window (months)                  300           131            102           80            65            53           45
------------------------------ ------- ------------ --------------- ------------- ------------ ------------- ------------- ------------

------------------------------ ------- ------------ --------------- ------------- ------------ ------------- ------------- ------------
Avg. Life (yrs)                 20%       17.20          4.90           3.80         2.99          2.39          1.93         1.58
Modified Duration (Years) (1)             10.61          4.01           3.21         2.60          2.12          1.75         1.46
First Principal Payment                 Nov 2006       Aug 2006       Aug 2006     Aug 2006      Aug 2006      Aug 2006     Aug 2006
Last Principal Payment                  Oct 2031       Sep 2019       Nov 2016     Jul 2014      Oct 2012      Jul 2011     Aug 2010
Principal Window (months)                  300           158            124           96            75            60           49
------------------------------ ------- ------------ --------------- ------------- ------------ ------------- ------------- ------------

------------------------------ ------- ------------ --------------- ------------- ------------ ------------- ------------- ------------
Avg. Life (yrs)                 25%       17.21          6.00           4.58         3.57          2.81          2.23         1.79
Modified Duration (Years) (1)             10.61          4.83           3.80         3.04          2.46          2.00         1.63
First Principal Payment                 Nov 2006       Aug 2006       Aug 2006     Aug 2006      Aug 2006      Aug 2006     Aug 2006
Last Principal Payment                  Oct 2031       Jun 2021       Dec 2018     Jun 2016      Dec 2013      May 2012     Mar 2011
Principal Window (months)                  300           179            149           119           89            70           56
------------------------------ ------- ------------ --------------- ------------- ------------ ------------- ------------- ------------

 (1) Assumes price of 100%.

                                               CLASS A SENSITIVITY ANALYSIS
                                                       TO MATURITY

---------------------------------- -------- -------------- ------------- ------------ ----------- ----------- -------------- ----------
PREPAYMENT ASSUMPTIONS              DRAW       0% CPR        30% CPR       35% CPR     40% CPR     45% CPR       50% CPR      55% CPR
---------------------------------- -------- -------------- ------------- ------------ ----------- ----------- -------------- ----------
Avg. Life (yrs)                      0%         17.42          2.70         2.25         1.90        1.63         1.41         1.23
Modified Duration (Years) (1)                   10.65          2.33         1.98         1.71        1.48         1.30         1.14
First Principal Payment                       Aug 2006       Aug 2006     Aug 2006     Aug 2006    Aug 2006     Aug 2006     Aug 2006
Last Principal Payment                        Jan 2036       Jul 2020     Sep 2018     Nov 2016    May 2015     Mar 2014     Mar 2013
Principal Window (months)                        354           168           146         124         106           92           80
---------------------------------- -------- -------------- ------------- ------------ ----------- ----------- -------------- ----------

---------------------------------- -------- -------------- ------------- ------------ ----------- ----------- -------------- ----------
Avg. Life (yrs)                      10%        17.36          3.54         2.86         2.35        1.97         1.66         1.42
Modified Duration (Years) (1)                   10.64          2.97         2.47         2.07        1.76         1.51         1.31
First Principal Payment                       Nov 2006       Aug 2006     Aug 2006     Aug 2006    Aug 2006     Aug 2006     Aug 2006
Last Principal Payment                        Feb 2036       Aug 2022     Oct 2020     Dec 2018    Feb 2017     Jul 2015     Mar 2014
Principal Window (months)                        352           193           171         149         127           108          92
---------------------------------- -------- -------------- ------------- ------------ ----------- ----------- -------------- ----------

---------------------------------- -------- -------------- ------------- ------------ ----------- ----------- -------------- ----------
Avg. Life (yrs)                      15%        17.38          4.14         3.29         2.67        2.20         1.83         1.55
Modified Duration (Years) (1)                   10.65          3.43         2.80         2.33        1.95         1.66         1.42
First Principal Payment                       Nov 2006       Aug 2006     Aug 2006     Aug 2006    Aug 2006     Aug 2006     Aug 2006
Last Principal Payment                        Feb 2036       Dec 2023     Jun 2021     May 2020    Mar 2018     Jun 2016     Nov 2014
Principal Window (months)                        352           209           179         166         140           119          100
---------------------------------- -------- -------------- ------------- ------------ ----------- ----------- -------------- ----------

---------------------------------- -------- -------------- ------------- ------------ ----------- ----------- -------------- ----------
Avg. Life (yrs)                      20%        17.37          4.93         3.85         3.08        2.49         2.05         1.70
Modified Duration (Years) (1)                   10.64          4.03         3.24         2.65        2.19         1.84         1.55
First Principal Payment                       Nov 2006       Aug 2006     Aug 2006     Aug 2006    Aug 2006     Aug 2006     Aug 2006
Last Principal Payment                        Feb 2036       May 2025     Oct 2022     Apr 2021    Jun 2019     Jun 2017     Oct 2015
Principal Window (months)                        352           226           195         177         155           131          111
---------------------------------- -------- -------------- ------------- ------------ ----------- ----------- -------------- ----------

---------------------------------- -------- -------------- ------------- ------------ ----------- ----------- -------------- ----------
Avg. Life (yrs)                      25%        17.37          6.01         4.60         3.61        2.88         2.33         1.90
Modified Duration (Years) (1)                   10.65          4.83         3.81         3.06        2.50         2.06         1.72
First Principal Payment                       Nov 2006       Aug 2006     Aug 2006     Aug 2006    Aug 2006     Aug 2006     Aug 2006
Last Principal Payment                        Feb 2036       Nov 2026     Feb 2024     Oct 2021    Jul 2020     Aug 2018     Oct 2016
Principal Window (months)                        352           244           211         183         168           145          123
---------------------------------- -------- -------------- ------------- ------------ ----------- ----------- -------------- ----------

(1) Assumes price of 100%.

-------------------------------------------------------------------------------------------------------------
                                           NET WAC RATE SCHEDULE
-------------------------------------------------------------------------------------------------------------
   PERIOD      PAYMENT DATE  NET WAC      PERIOD    PAYMENT     NET WAC      PERIOD    PAYMENT     NET WAC
                             RATE                               RATE                               RATE
                               (%)(1)                  DATE       (%)(1)                  DATE      (%)(1)
      1           Aug 06        8.64        36        Jul 09       9.47        71        Jun 12      9.16
      2           Sep 06        7.80        37        Aug 09       9.16        72        Jul 12      9.47
      3           Oct 06        8.34        38        Sep 09       9.16        73        Aug 12      9.17
      4           Nov 06        9.15        39        Oct 09       9.47        74        Sep 12      9.17
      5           Dec 06        9.46        40        Nov 09       9.16        75        Oct 12      9.48
      6           Jan 07        9.16        41        Dec 09       9.47        76        Nov 12      9.17
      7           Feb 07        9.16        42        Jan 10       9.16        77        Dec 12      9.48
      8           Mar 07       10.14        43        Feb 10       9.16        78        Jan 13      9.18
      9           Apr 07        9.16        44        Mar 10      10.14        79        Feb 13      9.18
     10           May 07        9.46        45        Apr 10       9.16        80        Mar 13      10.17
     11           Jun 07        9.16        46        May 10       9.47
     12           Jul 07        9.46        47        Jun 10       9.16
     13           Aug 07        9.16        48        Jul 10       9.47
     14           Sep 07        9.16        49        Aug 10       9.16
     15           Oct 07        9.46        50        Sep 10       9.16
     16           Nov 07        9.16        51        Oct 10       9.47
     17           Dec 07        9.46        52        Nov 10       9.16
     18           Jan 08        9.16        53        Dec 10       9.47
     19           Feb 08        9.16        54        Jan 11       9.16
     20           Mar 08        9.79        55        Feb 11       9.16
     21           Apr 08        9.16        56        Mar 11      10.14
     22           May 08        9.47        57        Apr 11       9.16
     23           Jun 08        9.16        58        May 11       9.47
     24           Jul 08        9.47        59        Jun 11       9.16
     25           Aug 08        9.16        60        Jul 11       9.47
     26           Sep 08        9.16        61        Aug 11       9.16
     27           Oct 08        9.47        62        Sep 11       9.16
     28           Nov 08        9.16        63        Oct 11       9.47
     29           Dec 08        9.47        64        Nov 11       9.16
     30           Jan 09        9.16        65        Dec 11       9.47
     31           Feb 09        9.16        66        Jan 12       9.16
     32           Mar 09       10.14        67        Feb 12       9.16
     33           Apr 09        9.16        68        Mar 12       9.79
     34           May 09        9.47        69        Apr 12       9.16
     35           Jun 09        9.16        70        May 12       9.47

-------------- ------------- ----------- ---------- ----------- ----------- ---------- ----------- ----------

(1)      Run at the pricing speed to call and assuming Prime stays constant at 8.00%.

                                                 FOR FURTHER INFORMATION:

             MORTGAGE FINANCE                                MBS TRADING                               MBS STRUCTURING
       Paul Humphrey (212) 723-9548                Eliot Rubenzahl (212) 723-6325                Shekhar Shah (212) 723-5386
     Venkat Veerubhotla (212) 723-6662               Phil Seares (212) 723-6325                  Oleg Saitskiy (212) 723-4589
       Matthew Fallon (212) 723-6334                 Ted Counihan (212) 723-6325                    Tai Wu (212) 723-5859
                                                                                                 Noel Doromal (212) 723-9026

                                                  RATING AGENCY CONTACTS

----------------------------------------------------------------------------------------------------------------------------------------
                                             NAME                                                         PHONE EXTENSION
----------------------------------------------------------------------------------------------------------------------------------------
 MOODY'S:                                    Odile Grisard                                                (212) 553-1382
 S&P:                                        Mona Solar                                                   (212) 438-2668
----------------------------------------------------------------------------------------------------------------------------------------